UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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MORGAN STANLEY INSTITUTIONAL FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2010

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Dear Shareholder,

This letter is in reference to the Notice of Joint Special Meeting of Shareholders that you recently received regarding the proposed reorganization of the Van Kampen Core Growth Fund, Van Kampen Equity Growth Fund and Van Kampen Global Growth Fund (each a “Van Kampen Fund”) into the Morgan Stanley Institutional Fund, Inc. (“MSIF”) Advantage Portfolio, MSIF Equity Growth Portfolio and MSIF Global Growth Portfolio (each a “MSIF Fund”), respectively.

If a proposed reorganization is approved at the shareholder meeting (currently scheduled to be held on May10, 2010), it is expected that substantially all of the assets and liabilities of the Van Kampen Fund will be transferred to the respective MSIF Fund shortly following approval by shareholders. As a result of this reorganization, shareholders of the Van Kampen Fund will become shareholders of the respective MSIF Fund and a new MSIF Fund account will be established in your name.

Our records indicate that you may have one of the following options on your Van Kampen Fund account:

•                  Automatic Investment Plan (“AIP”): Systematic purchase of shares in your Van Kampen Fund account(s) from your bank account on a predetermined frequency, date and amount.

•                  Systematic Withdrawal Plan (“SWP”): Systematic withdrawal of money from your Van Kampen Fund account(s) on a predetermined frequency, date and amount.

It is important to note: If the reorganization is approved, unless you instruct us otherwise, your new MSIF Fund account will be established with an AIP and/or SWP option with the same date,  frequency and amount that is currently established on your Van Kampen Fund account(s).

If you wish to continue your existing AIP and/or SWP option on your new MSIF Fund account, no action is required on your part. However, if you do not want the AIP or SWP option on your Van Kampen Fund account to carry over to your new MSIF Fund account, you will need to call our Client Relations Department no later than May 17, 2010 at the number provided below to provide us with instructions to terminate your AIP or SWP option effective upon the reorganization date.

If you have any questions regarding this matter, please contact our Client Relations Department at (800) 847-2424, Monday through Friday.

Sincerely,

Van Kampen Investor Services Inc.